Exhibit 99.2

TRIWEST TRADING (CANADA) LTD.

Financial Statements

Years Ended December 31, 2011, 2010 and 2009

INDEPENDENT AUDITOR’S REPORT

To the Shareholder of Triwest Trading (Canada) Ltd.

Report on the Financial Statements

We have audited the accompanying financial statements of Triwest Trading (Canada) Ltd., which comprise the balance sheets as at December 31, 2011, December 31, 2010 and January 1, 2010 and the statements of income, retained earnings and cash flows for the years ended December 31, 2011, December 31, 2010 and December 31, 2009, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian accounting standards for private enterprises, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Triwest Trading (Canada) Ltd. as at December 31, 2011, December 31, 2010 and January 1, 2010, and the results of its operations and its cash flows for the years ended December 31, 2011, December 31, 2010 and December 31, 2009 in accordance with Canadian accounting standards for private enterprises.

/s/ Kouri Berezan Heinrichs
Edmonton, Alberta
January 7, 2013	Chartered Accountants

TRIWEST TRADING (CANADA) LTD.

Balance Sheet

December 31, 2011

(In Canadian Dollars)

	December 31, 2011	December 31, 2010	January 1, 2010 and December 31, 2009
ASSETS
CURRENT:
Accounts receivable (Note 4)	$23,098,940	$19,751,076	$16,452,887
Inventory	38,396,801	26,537,290	17,475,387
Prepaid expenses and sundry assets	371,507	318,607	214,964

	61,867,248	46,606,973	34,143,238

PROPERTY, PLANT AND EQUIPMENT (Note 5)	1,042,459	694,735	568,798

LONG TERM INVESTMENTS (Note 6)	53,631	53,631	53,631

	$62,963,338	$47,355,339	$34,765,667

LIABILITIES
CURRENT:
Bank indebtedness (Note 7)	$12,930,771	$9,047,206	$3,756,128
Accounts payable and accrued liabilities	22,105,364	18,482,230	14,866,476
Income taxes payable	860,052	645,025	1,528,049
Current portion of long term debt (Note 8)	613,307	600,000	600,000
Current portion of promissory note (Note 10)	—	381,465	381,465

	36,509,494	29,155,926	21,132,118

LONG TERM DEBT (Note 8)	1,004,665	1,500,000	2,100,000

DUE TO SHAREHOLDER (Note 9)	19,448,580	11,868,580	7,410,925

PROMISSORY NOTE (Note 10)	—	—	381,465

	20,453,245	13,368,580	9,892,390

	56,962,739	42,524,506	31,024,508

SHAREHOLDER’S EQUITY
Share capital (Note 11)	100	100	100
Retained earnings	6,000,499	4,830,733	3,741,059

	6,000,599	4,830,833	3,741,159

	$62,963,338	$47,355,339	$34,765,667

CONTINGENT LIABILITY (Note 12)        LEASE COMMITMENTS (Note 13)        SUBSEQUENT EVENTS (Note 14)

TRIWEST TRADING (CANADA) LTD.

Statements of Income

Years Ended December 31, 2011, 2010 and 2009

(In Canadian Dollars)

	2011	2010	2009
SALES	$181,777,897	$138,411,203	$102,100,454

COST OF SALES	147,632,991	112,834,960	83,641,770

GROSS PROFIT	34,144,906	25,576,243	18,458,684

EXPENSES
Advertising and promotion	325,299	215,957	189,759
Amortization	298,721	212,709	184,493
Automotive	370,820	328,302	332,735
Bad debts	348,494	789,716	535,280
Business taxes, licenses and memberships	295,279	279,564	237,853
Insurance	324,899	291,493	225,974
Interest and bank charges (Note 9)	2,519,749	1,038,512	607,357
Interest on long term debt	269,869	369,425	182,502
Office	538,943	623,912	441,156
Professional fees	78,238	51,964	105,383
Rent	3,797,834	2,986,407	1,998,584
Repairs and maintenance	336,782	222,964	183,107
Salaries and benefits	11,491,002	9,157,519	6,365,256
Shipping and warehouse	263,278	179,543	138,473
Sub-contracts	84,371	30,328	61,245
Travel	927,025	509,164	717,966
Utilities	578,217	510,947	393,854

	22,848,820	17,798,426	12,900,977

INCOME FROM OPERATIONS	11,296,086	7,777,817	5,557,707

OTHER INCOME
Gain (loss) on disposal of equipment	2,171	175	(3,730)

INCOME BEFORE INCOME TAXES	11,298,257	7,777,992	5,553,977

INCOME TAX EXPENSE	3,128,491	2,288,318	1,608,616

NET INCOME	$8,169,766	$5,489,674	$3,945,361

TRIWEST TRADING (CANADA) LTD.

Statement of Retained Earnings

Years ended December 31, 2011, 2010 and 2009

(In Canadian Dollars)

	2011	2010	2009
RETAINED EARNINGS - BEGINNING OF YEAR	$4,830,733	$3,741,059	$2,795,698
NET INCOME FOR THE YEAR	8,169,766	5,489,674	3,945,361

	13,000,499	9,230,733	6,741,059
DIVIDENDS	(7,000,000)	(4,400,000)	(3,000,000)

RETAINED EARNINGS - END OF YEAR	$6,000,499	$4,830,733	$3,741,059

TRIWEST TRADING (CANADA) LTD.

Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

(In Canadian Dollars)

	2011	2010	2009
OPERATING ACTIVITIES
Net income	$8,169,766	$5,489,674	$3,945,361
Items not affecting cash:
Amortization	298,721	212,709	184,493
Loss (gain) on disposal of equipment	(2,171)	(175)	3,730

	8,466,316	5,702,208	4,133,584

Changes in non-cash working capital
Accounts receivable	(3,347,864)	(3,298,189)	(6,931,196)
Inventory	(11,859,511)	(9,061,903)	(7,133,290)
Accounts payable and accrued liabilities	3,623,132	3,615,754	6,239,274
Income taxes	215,027	(883,024)	919,165
Prepaid expenses and sundry assets	(52,900)	(103,643)	(132,028)

	(11,422,116)	(9,731,005)	(7,038,075)

Cash flow used by operating activities	(2,955,800)	(4,028,797)	(2,904,491)

INVESTING ACTIVITIES
Purchase of equipment	(670,573)	(346,347)	(400,606)
Proceeds on disposal of equipment	26,301	7,875	9,924

Cash flow used by investing activities	(644,272)	(338,472)	(390,682)

FINANCING ACTIVITIES
Dividends paid	(7,000,000)	(4,400,000)	(3,000,000)
Bank indebtedness	3,883,565	5,291,078	(906,753)
Advances from shareholder	7,580,000	4,457,656	4,828,391
Proceeds from long term financing	121,136	—	3,000,000
Repayment of long term debt	(603,164)	(600,000)	(300,000)
Repayment of promissory note	(381,465)	(381,465)	(326,465)

Cash flow from financing activities	3,600,072	4,367,269	3,295,173

INCREASE IN CASH FLOW	—	—	—

Cash - beginning of year	—	—	—

CASH - END OF YEAR	$—	$—	$—

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

These financial statements have been prepared in accordance with Canadian accounting standards for private enterprises.

Measurement uncertainty

The financial statements have been prepared by management in accordance with Canadian accounting standards for private enterprises. The precise value of many assets and liabilities is dependent on future events. As a result, the preparation of financial statements for a period involves the use of approximations which have been made using careful judgment. Actual results could differ from those approximations. The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Financial instruments

Measurement of financial instruments

The entity initially measures its financial assets and liabilities at fair value, except for certain non arm’s length transactions. The entity subsequently measures all its financial assets and financial liabilities at amortized cost. Financial assets measured at amortized cost include accounts receivable and long term investments. Financial liabilities measured at amortized cost include the bank indebtedness, accounts payable and accrued liabilities, long term debt, promissory note and due to shareholder.

Impairment

Financial assets measured at cost are tested for impairment when there are indicators of impairment. The amount of the write down is recognized in net income. The previously recognized impairment loss may be reversed to the extent of the improvement, directly or by adjusting the allowance account, provided it is no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously. The amount of the reversal is recognized in net income.

Transaction costs

The entity recognizes its transaction costs in net income in the period incurred. However, financial instruments that will not be subsequently measured at fair value are adjusted by the transaction costs that are directly attributable to their origination, issuance or assumption.

Inventory

Inventory is valued at the lower of cost and net realizable value with cost being determined on the first in first out cost basis.

Supplier rebates and discounts are recognized when the vendor has applied them to the company’s account.

(continues)

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated amortization. Property, plant and equipment are amortized over their estimated useful lives at the following rates and methods:

Warehouse equipment	20%	declining balance method
Motor vehicles	30%	declining balance method
Computer equipment	30%	declining balance method
Office equipment	20%	declining balance method
Leasehold improvements	5 years	straight line method

Long term investments

Long term investments are stated at cost. The investments are reduced to reflect any permanent impairment in value.

Future income taxes

Income taxes are reported using the future income tax method. Current income tax expense is the estimated income taxes payable for the current year after any refunds or the use of losses incurred in previous years. Future income taxes reflect:

•	the temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts used for tax purposes;

•	the benefit of unutilized tax losses that will more likely than not be realized and carried forward to future years to reduce income taxes.

Future income taxes are estimated using the rates enacted by tax law and those substantively enacted for the years in which future income tax assets are likely to be realized, or future income tax liabilities settled. The effect of a change in tax rates on future income tax assets and liabilities is included in earnings in the period when the change is substantively enacted.

Foreign currency translation

Assets, liabilities, revenues and expenses have been translated to the currency of Canada using the following exchange rates:

i.	Cash, accounts receivable and accounts payable and accrued liabilities - at the rate in effect on the balance sheet date;

ii.	Inventory - at the average rate in effect during the period; and

iii.	Revenues and expenses - at the average rate in effect during the period.

Gains and losses on translation are included in income.

(continues)

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

Sales are recognized when the products are shipped and title passes to the customer.

2.	FIRST TIME ADOPTION OF CANADIAN ACCOUNTING STANDARDS FOR PRIVATE ENTERPRISES

During the year the company adopted Canadian accounting standards for private enterprises. These financial statements are the first prepared in accordance with these standards. The adoption of these standards did not require restatement of the balance sheet, income statement or opening retained earnings as there were no accounting changes.

3.	FINANCIAL INSTRUMENTS

The company is exposed to various risks through its financial instruments. The following analysis provides a measure of the company’s risk exposure and concentrations at the balance sheet date.

Credit Risk

Credit risk arises from the potential that a counter party will fail to perform its obligations. The company is exposed to credit risk from customers. An allowance for doubtful accounts is established based upon factors surrounding the credit risk of specific accounts, historical trends and other information. The company has a significant number of customers which minimizes concentration of credit risk.

Currency Risk

Currency risk is the risk to the company’s earnings that arise from fluctuations of foreign exchange rates and the degree of volatility of these rates. The company is exposed to foreign currency exchange risks on cash and accounts payable held in U.S. dollars because it purchases inventory in U.S. dollars. This risk is mitigated by the company maintaining a U.S. dollar bank account and purchasing futures regarding U.S. cash.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the company manages exposure through its normal operating and financing activities. The company is exposed to interest rate risk primarily through fluctuations in the bank’s prime rate on its operating line of credit as reported in Note 7.

Commodity Risk

The company is exposed to fluctuations in commodity prices for fuel and oil which impact freight costs. Commodity prices are affected by many factors including supply, demand and the Canadian to U.S. dollar exchange rate. The company had no financial hedges or price commodity contracts in place at year end.

(continues)

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

3.	FINANCIAL INSTRUMENTS (continued)

Liquidity Risk

The company’s exposure to liquidity risk is dependent on the sale of inventory, collection of accounts receivable, purchasing commitments and obligations or raising of funds to meet commitments and sustain operations. The company controls liquidity risk by management of working capital, cash flows and the availability of borrowing facilities.

4.	ACCOUNTS RECEIVABLE

	2011	2010	2009
Accounts receivable	$24,415,820	$21,117,246	$17,272,544
Allowance for doubtful accounts	(1,316,880)	(1,366,170)	(819,657)

	$23,098,940	$19,751,076	$16,452,887

5.	PROPERTY, PLANT AND EQUIPMENT

	Cost	Accumulated amortization	2011 net book value
Warehouse equipment	$1,052,357	$421,160	$631,197
Motor vehicles	285,411	209,002	76,409
Computer equipment	650,747	548,158	102,589
Office equipment	163,986	116,076	47,910
Leasehold improvements	301,877	117,523	184,354

	$2,454,378	$1,411,919	$1,042,459

	Cost	Accumulated amortization	2010 net book value
Warehouse equipment	$707,357	$266,881	$440,476
Motor vehicles	236,582	180,920	55,662
Computer equipment	602,135	504,186	97,949
Office equipment	138,972	104,098	34,874
Leasehold improvements	132,473	66,699	65,774

	$1,817,519	$1,122,784	$694,735

(continues)

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

5.	PROPERTY, PLANT AND EQUIPMENT (continued)

	Cost	Accumulated amortization	2009 net book value
Warehouse equipment	$444,921	$159,070	$285,851
Motor vehicles	224,832	157,063	67,769
Computer equipment	601,059	462,209	138,850
Office equipment	118,841	95,378	23,463
Leasehold improvements	93,070	40,205	52,865

	$1,482,723	$913,925	$568,798

6.	LONG TERM INVESTMENTS

The investment consists of shares and debentures in a U.S. private company which acts as a buying group for the purchase of tires by wholesale distributors. The investment does not represent a significant influence in the company and accordingly is recorded at cost. Interest is paid annually on the debentures at a rate of 9%. The purchase of the debenture is a requirement of utilizing the purchasing services of the buying group. The debentures are redeemable at the option of the issuer at any time at an amount equal to the issue price plus any accrued interest. No changes in the investment occurred during the year and the current market value is unavailable.

7.	BANK INDEBTEDNESS

The company has an authorized line of credit in the amount of $25,000,000 (2010 - $20,000,000 and 2009 - $10,000,000) renewed annually. The line of credit bears interest at bank prime rate plus 1.25%, is secured by a general security agreement, a general assignment of book debts, inventory, assignment of insurance and assignments and postponements by Fab Five Ltd., 1274942 Alberta Ltd. and 1279156 Alberta Inc.

The company is required to meet certain financial covenants under its lending agreement with the bank. The company is in compliance with these covenants.

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

8.	LONG TERM DEBT

	2011	2010	2009
BDC loan, bearing interest at 14.7% per annum, payable in monthly payments of $50,000 plus interest, due May 15, 2014	$1,500,000	$2,100,000	$2,700,000

Morguard Investments loan, bearing interest at 8% per annum, payable in monthly blended payments of $1,855, due November 1, 2018, secured by specific equipment with a net book value of $85,760	117,972	—	—

	1,617,972	2,100,000	2,700,000

Amounts payable within one year	(613,307)	(600,000)	(600,000)

	$1,004,665	$1,500,000	$2,100,000

Principal repayment terms are approximately:

2012	$613,307
2013	614,411
2014	315,607
2015	16,902
2016	18,305
Thereafter	39,440

$1,617,972

The BDC loan is secured by a general security agreement, an assignment and postponement of loans to the shareholder, personal guarantees from two directors for the full amount of the loan, an assignment of a life insurance policy on one of the directors and an assignment of all after acquired intangible and tangible assets relating to the company’s operations in the province of Quebec. The guarantees are provided without charge.

The company is required to meet certain financial covenants under its lending agreement with the BDC. The company was in compliance with these covenants.

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

9.	DUE TO SHAREHOLDER

The amount due to shareholder bears interest at 12% per annum, has no fixed terms of repayment and is unsecured. The shareholder has agreed to provide twelve months written notice prior to calling the loan balance, and accordingly all has been classified as long term. During the year interest was paid on the shareholder loan in the amount of $2,133,220 (2010 - $1,022,894 and 2009 - $505,438).

10.	PROMISSORY NOTE

The promissory note is non-interest bearing and is secured by a general security agreement covering all of the assets of the company. The balance was repaid in 2011.

11.	SHARE CAPITAL

Authorized:
Unlimited	Common voting shares
Unlimited	Non-voting, redeemable, retractable preferred shares

Issued		2011	2010	2009
10,000	Common shares	$100	$100	$100

12.	CONTINGENT LIABILITY

The bank provides letters of credit to guarantee the vendor payables for imported inventory. These letters of credit are limited to $4,000,000 and are secured by the same items listed in Note 7. As of December 31, 2011 the company has utilized $361,527 (2010 - $92,854 and 2009 - $290,140) of the available limit.

13.	LEASE COMMITMENTS

The company has several long term leases with respect to its premises. The leases contain renewal options and provide for payment of utilities, property taxes and maintenance costs. Future minimum lease payments as at December 31, 2011 are as follows:

2012	$2,470,797
2013	2,381,098
2014	2,297,746
2015	2,136,780
2016	1,249,699
Thereafter	2,231,858

$12,767,978

TRIWEST TRADING (CANADA) LTD.

Notes to Financial Statements

Year Ended December 31, 2011

14.	SUBSEQUENT EVENTS

Subsequent to year end the company finalized a lease agreement with a company related through common ownership. The company has agreed to lease premises in Quebec City for monthly payments of $24,250 plus operating costs and relevant sales tax until June 30, 2015 and then $27,556 plus operating costs and relevant sales tax until the expiry of the agreement on June 30, 2020. This lease is not reflected in Note 13 above.

On November 20, 2012, the company’s term loan with BDC as described in Note 8 was paid in full. The principal outstanding on that date was $950,000 and bonus interest and early payout penalty paid in accordance with the terms of the loan was $839,807.

On November 30, 2012, the common shares of the company were purchased by ATD Acquisition Co. V Inc. (“Canada Acquisition”), a newly formed direct wholly-owned Canadian subsidiary of American Tire Distributors, Inc. (“ATDI”), a direct wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings”). Proceeds of the sale included payment of all shareholder loans.

In connection with the acquisition on November 30, 2012, Holdings amended and restated its credit facility (as amended and restated, the “Sixth Amended and Restated Credit Agreement”) in order to provide for borrowings under the agreement by Canada Acquisition (the “Canadian Tranche”). The Canadian Tranche provides for revolving loans available only to Canada Acquisition in an aggregate amount equal to $60.0 million, subject to a Canadian borrowing base. The maturity date for the Canadian Tranche is November 16, 2017 or March 1, 2017 as determined by the outstanding aggregate principal amount of ATDI’s Senior Secured Notes on March 1, 2017. Holdings is a guarantor of Canada Acquisition’s obligations under the Canadian Tranche.

On November 30, 2012 the company ended its distribution relationship with one of its suppliers and paid all obligations due to the supplier totaling approximately $4.8 million.

15.	RELATED PARTY TRANSACTIONS

Included in cost of sales is $3,686,543 (2010 - $nil and 2009 - $nil) of freight expense to a related company. Of this amount, $447,784 is included in accounts payable and accrued liabilities. This company is related by virtue of common shareholders. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

16.	COMPARATIVE FIGURES

Some of the comparative figures have been reclassified to conform to the current year presentation